Exhibit 99.1

UMB Financial Corporation	News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Rachael Crocker: 816.860.7775

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports First Quarter Income from Continuing Operations of $57.5 Million or $1.15 per diluted share

KANSAS CITY, Mo. (April 24, 2018) – UMB Financial Corporation (Nasdaq: UMBF), a financial holding company, announced income from continuing operations for the first quarter 2018 of $57.5 million or $1.15 per diluted share, compared to $47.4 million or $0.95 per diluted share in the fourth quarter 2017 (linked quarter) and $42.0 million or $0.84 per diluted share in the first quarter 2017. The reported GAAP income from continuing operations represents an increase of 21.5 percent on a linked-quarter basis and 37.1 percent compared to the first quarter 2017.

Net operating income from continuing operations, a non-GAAP financial measure which is reconciled to income from continuing operations, the nearest comparable GAAP measure, later in this release, was $59.1 million or $1.18 per diluted share for the first quarter 2018, compared to $47.5 million or $0.95 per diluted share for the linked quarter and $42.3 million or $0.85 per diluted share for the first quarter 2017. These results represent an increase of 24.3 percent on a linked-quarter basis and an increase of 39.7 percent compared to the first quarter 2017.

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q1	Q4	Q1
	2018	2017	2017
Income from continuing operations	$57,533	$47,357	$41,976
(Loss) income from discontinued operations	(747)	64,604	2,205

Net income	56,786	111,961	44,181

Earnings per share from continuing operations (diluted)	1.15	0.95	0.84
(Losses) earnings per share from discontinued operations (diluted)	(0.01)	1.30	0.05

Earnings per share (diluted)	1.14	2.25	0.89

Net operating income from continuing operations	59,062	47,533	42,281
Operating earnings per share from continuing operations (diluted)	1.18	0.95	0.85

GAAP - continuing operations
Return on average assets	1.12%	0.91%	0.84%
Return on average equity	10.80	8.72	8.58
Efficiency ratio	68.82	71.70	72.55

Non-GAAP - continuing operations
Operating return on average assets	1.15%	0.91%	0.85%
Operating return on average equity	11.09	8.75	8.65
Operating efficiency ratio	68.04	71.59	72.35

“Results for the first quarter of 2018 reflect margin expansion, expense control and improved profitability metrics,” said Mariner Kemper, chairman and chief executive officer. “This year, UMB is 105 years old and I am proud of the sound company we have built and am pleased with the positive start to our 106th year. The interest rate environment and optimizing our earning asset mix drove a 10.1 percent year-over-year increase in net interest income which, when combined with steady fee-based income, resulted in a 37.1 percent increase in income from continuing operations compared to the first quarter of 2017.”

Discussion of results from continuing operations

Summary of revenue			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2018	2017	2017	LQ	PY
Net interest income	$147,922	$146,346	$134,315	$1,576	$13,607
Noninterest income:
Trust and securities processing	44,002	44,234	42,541	(232)	1,461
Trading and investment banking	4,101	5,015	7,542	(914)	(3,441)
Service charges on deposit accounts	21,905	21,364	22,075	541	(170)
Insurance fees and commissions	301	388	646	(87)	(345)
Brokerage fees	6,353	6,127	5,377	226	976
Bankcard fees	18,123	17,617	17,752	506	371
Gains on sales of securities available for sale, net	139	54	468	85	(329)
Other	10,601	11,234	6,516	(633)	4,085

Total noninterest income	$105,525	$106,033	$102,917	$(508)	$2,608

Total revenue	$253,447	$252,379	$237,232	$1,068	$16,215

Net interest margin	3.19%	3.21%	3.09%
Total noninterest income as a % of total revenue	41.64	42.01	43.38

Following the enactment of the Tax Cuts and Jobs Act, beginning in the first quarter of 2018, net interest margin is computed using net interest income adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax rate of 21 percent and, where applicable, state income taxes; prior period net interest margins are computed using the then-statutory federal income tax rate of 35 percent and, where applicable, state income taxes.

Net interest income

•	On a linked quarter basis, net interest income increased 1.1 percent while net interest margin declined two basis points. The calculation of the first quarter 2018 net interest margin was adversely impacted by lower tax equivalent income primarily on the company’s tax favored municipal bond investments, from the recently enacted tax legislation. The resulting impact to net interest margin from tax reform is approximately eleven basis points.

•	Earning asset yields improved five basis points from the linked quarter driven by improved loan yields of 13 basis points to 4.53 percent, in part driven by favorable re-pricing driven by recent increase in short-term interest rates and volume changes within the loan portfolio. These asset yields were also affected by the impact of tax reform to tax equivalent income. The cost of interest-bearing liabilities increased ten basis points to 0.65 percent due to an increase of $136.8 million in federal fund borrowings, and an increase in interest rates paid on select interest-bearing deposit balances.

•	On a year-over-year basis, the increase in net interest income was driven by a 6.9 percent or $726.4 million increase in average loans as well as higher average loan yields, which increased 44 basis points from one year ago, primarily driven by higher interest rates and mix changes, offset by the impacts of tax reform on tax equivalent income.

•	For the first quarter 2018, average earning assets stood at $19.4 billion, which is an increase of 3.0 percent over the first quarter 2017.

Noninterest income

•	First quarter 2018 noninterest income decreased $0.5 million, or 0.5 percent, on a linked quarter basis largely due to:

•	a decrease of $0.9 million in trading and investment banking primarily due to lower trading volume and unfavorable fair value adjustments;

•	a decrease of $0.6 million in other noninterest income primarily due to a decrease in company-owned life insurance income and a decrease in foreign exchange currency valuation;

•	which were partially offset by an increase of $0.5 million in service charges on deposit accounts driven by the company’s healthcare services business; and

•	an increase of $0.5 million in bankcard fee income primarily due to an increase in interchange income.

•	Noninterest income in the first quarter of 2018 improved $2.6 million, or 2.5 percent, compared to the same quarter in 2017 primarily driven by:

•	a $4.1 million increase in other noninterest income primarily due to increases in equity earnings on alternative investments and derivative income;

•	a $0.4 million increase in wealth management revenue, a $0.3 million increase in fund servicing revenue, and a $0.7 million increase in corporate trust revenue all recorded in trust and securities processing;

•	which were partially offset by a $3.4 million decrease in trading and investment banking due to a decrease of $1.8 million in bond trading fees, and a decline of $1.6 million in market adjustments from the company’s seed investments in certain Scout funds following the liquidation of such investments at the end of the second quarter of 2017.

Noninterest expense

Summary of noninterest expense			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2018	2017	2017	LQ	PY
Salaries and employee benefits	$107,968	$107,656	$103,652	$312	$4,316
Occupancy, net	10,953	11,148	10,968	(195)	(15)
Equipment	18,826	18,690	17,482	136	1,344
Supplies and services	3,760	4,211	4,094	(451)	(334)
Marketing and business development	5,034	6,540	4,141	(1,506)	893
Processing fees	11,161	11,238	9,199	(77)	1,962
Legal and consulting	3,844	6,045	5,050	(2,201)	(1,206)
Bankcard	4,626	4,405	4,903	221	(277)
Amortization of other intangible assets	1,562	1,641	2,046	(79)	(484)
Regulatory fees	2,905	3,825	3,833	(920)	(928)
Other	5,237	7,160	8,442	(1,923)	(3,205)

Total noninterest expense	$175,876	$182,559	$173,810	$(6,683)	$2,066

•	GAAP noninterest expense for the first quarter of 2018 was $175.9 million, which was a decrease of $6.7 million, or 3.7 percent from the linked quarter and an increase of $2.1 million, or 1.2 percent from the first quarter of 2017.

•	On a non-GAAP basis, operating noninterest expense (as reconciled later in this release) was $173.9 million for the first quarter 2018, a decrease of $8.4 million, or 4.6 percent, compared to the linked quarter, and an increase of $0.6 million, or 0.3 percent, compared to the first quarter 2017.

•	The linked quarter decrease in noninterest expense was driven by:

•	a $2.2 million decrease in legal and consulting expense partially due to the delay in timing of future projects;

•	a $1.9 million decrease in other noninterest expense driven by a $1.0 million contribution made to the UMB Financial Corporation Charitable Foundation in the fourth quarter 2017 and lower derivative expense and operational losses; and

•	decreased marketing and business development expense related to timing of multiple projects and reduced regulatory fees due to lower regulatory assessments.

•	The year-over-year increase in noninterest expense was driven by:

•	a $4.3 million increase in salaries and employee benefits, largely due to a $2.2 million increase in salary and wage expense, a $1.5 million increase in severance and a $0.7 million increase in employee benefits driven by higher payroll taxes and 401(k) expense in 2018;

•	$2.0 million increase in processing expenses related to investments for regulatory requirements, cyber security, and the ongoing modernization of the company’s core systems;

•	which were partially offset by a $3.2 million decrease in other noninterest expense due to lower operational losses and losses on sales of other real estate owned in the current year; and decreased consulting expenses.

Income Taxes

•	The company’s effective tax rate was 14.9 percent for the quarter ended March 31, 2018 compared to 22.9 percent for the same period in 2017. The decrease is primarily a result of the Tax Cuts and Jobs Act, which lowered the federal corporate income tax rate to 21 percent from 35 percent, effective on January 1, 2018.

Balance Sheet

•	Average total assets for the first quarter 2018 were $20.7 billion, an increase of $23.3 million from the linked quarter, and up from $20.2 billion for the same period in 2017.

Summary of average loans and leases - QTD Average				UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2018	2017	2017	LQ	PY
Commercial	$4,456,176	$4,438,241	$4,397,675	$17,935	$58,501
Asset-based loans	336,146	326,845	225,818	9,301	110,328
Factoring loans	223,031	212,123	148,356	10,908	74,675
Commercial credit card	189,891	172,193	157,864	17,698	32,027
Real estate - construction	763,867	835,715	793,892	(71,848)	(30,025)
Real estate - commercial	3,635,455	3,394,232	3,157,363	241,223	478,092
Real estate - residential	645,803	619,985	567,611	25,818	78,192
Real estate - HELOC	630,617	649,268	697,010	(18,651)	(66,393)
Consumer credit card	223,725	247,284	249,489	(23,559)	(25,764)
Consumer other	158,131	164,667	125,835	(6,536)	32,296
Leases	23,680	24,163	39,221	(483)	(15,541)

Total loans	$11,286,522	$11,084,716	$10,560,134	$201,806	$726,388

•	Average loans for the first quarter 2018, increased 1.8 percent, on a linked-quarter basis, and 6.9 percent, compared to first quarter 2017.

Summary of average securities - QTD Average				UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2018	2017	2017	LQ	PY
Securities available for sale:
U.S. Treasury	$38,197	$38,776	$83,302	$(579)	$(45,105)
U.S. Agencies	10,360	14,753	144,166	(4,393)	(133,806)
Mortgage-backed	3,645,891	3,484,304	3,753,733	161,587	(107,842)
State and political subdivisions	2,453,334	2,555,462	2,412,351	(102,128)	40,983
Corporates	8,482	15,880	66,840	(7,398)	(58,358)
Commercial Paper	30,955	—	—	30,955	30,955

Total securities available for sale	6,187,219	6,109,175	6,460,392	78,044	(273,173)
Securities held to maturity:
State and political subdivisions	1,251,771	1,269,058	1,157,871	(17,287)	93,900
Trading securities	44,592	43,388	60,462	1,204	(15,870)
Other securities	65,560	63,543	67,988	2,017	(2,428)

Total securities	$7,549,142	$7,485,164	$7,746,713	$63,978	$(197,571)

•	The year-over-year growth in the company’s held to maturity securities portfolio is due to increased activity in private placement bonds, primarily used to refinance existing revenue bonds in the healthcare and education sectors.

•	Average securities available for sale decreased 4.2 percent as compared to the first quarter of 2017 driven by the ongoing reinvestment of cash flows from such securities to fund growth in the private placement bond and loan portfolios.

Summary of average deposits - QTD Average				UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2018	2017	2017	LQ	PY
Deposits:
Noninterest-bearing demand	$6,050,997	$6,180,293	$5,998,942	$(129,296)	$52,055
Interest-bearing demand and savings	9,660,150	9,439,202	8,564,059	220,948	1,096,091
Time deposits	1,047,700	1,230,303	1,079,947	(182,603)	(32,247)

Total deposits	$16,758,847	$16,849,798	$15,642,948	$(90,951)	$1,115,899

Non-interest bearing deposits as % of total	36.11%	36.68%	38.35%

•	Average noninterest-bearing deposits were relatively unchanged compared to the first quarter of 2017, but decreased 2.1 percent on a linked-quarter basis primarily driven by lower balances held by larger commercial and institutional customers.

Capital

Capital information		UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q1	Q4	Q1
	2018	2017	2017
Total equity	$2,167,386	$2,181,531	$2,010,878
Book value per common share	43.31	43.72	40.34

Regulatory capital:
Common equity Tier 1 capital	$2,097,691	$2,041,504	$1,821,915
Tier 1 capital	2,097,691	2,041,504	1,821,915
Total capital	2,269,315	2,213,050	1,985,231

Regulatory capital ratios:
Common equity Tier 1 capital ratio	13.36%	12.95%	11.89%
Tier 1 risk-based capital ratio	13.36	12.95	11.89
Total risk-based capital ratio	14.45	14.04	12.96
Tier 1 leverage ratio	10.20	9.94	9.11

•	At March 31, 2018, the company’s risk-based capital ratios presented in the foregoing table exceeded all of the “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality				UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q3	Q2	Q1
	2018	2017	2017	2017	2017
Net charge-offs - Commercial loans	$6,847	$2,248	$8,961	$7,971	$5,283
Net charge-offs (recoveries) - Real estate loans	1,512	(242)	238	(95)	125
Net charge-offs - Consumer credit card loans	1,849	1,612	1,635	2,079	1,815
Net charge-offs - Consumer other loans	94	167	74	71	103
Net charge-offs - Total loans	10,302	3,785	10,908	10,026	7,326
Net loan charge-offs as a % of total average loans	0.37%	0.14%	0.40%	0.37%	0.28%
Loans over 90 days past due	$5,650	$3,091	$2,088	$2,657	$3,369
Loans over 90 days past due as a % of total loans	0.05%	0.03%	0.02%	0.02%	0.03%
Nonaccrual and restructured loans	$67,604	$59,142	$54,231	$51,390	$56,594
Nonaccrual and restructured loans as a % of total loans	0.59%	0.52%	0.49%	0.47%	0.53%
Provision for loan losses	$10,000	$6,000	$11,500	$14,500	$9,000

•	Nonperforming loans, defined as restructured loans on nonaccrual and all other nonaccrual loans, increased $8.5 million from the linked quarter and $11.0 million from the prior year period.

•	Net charge-offs increased to $10.3 million or 0.37 percent of average loans, compared to $3.8 million, or 0.14 percent of average loans in the linked quarter, and $7.3 million, or 0.28 percent of average loans in the first quarter of 2017.

•	Provision for loan losses increased $4.0 million from the linked quarter, consistent with the company’s methodology, which considers the inherent risk in the loan portfolio, as well as other qualitative factors, such as macroeconomic conditions, loan growth, increased impaired loans, and increased net charge-offs.

Conference Call

The company plans to host a conference call to discuss its first quarter 2018 earnings results on Wednesday, April 25, 2018, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 877-267-8760 or (U.S.) 412-542-4148 and requesting to join the UMB Financial call. The live call may also be accessed by visiting the investor relations area of umbfinancial.com or by using the following the link:

UMB Financial 1Q 2018 Conference Call

A replay of the conference call may be heard through May 9, 2018, by calling (toll-free) 877-344-7529 or (U.S.) 412-317-0088. The replay pass code required for playback is 10118845. The call replay may also be accessed via the company’s website umbfinancial.com by visiting the investor relations area.

Non-GAAP Financial Information

In this release, we provide information about net operating income, operating earnings per share - diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, and operating efficiency ratio, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures—net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, and operating efficiency ratio—and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition- and severance-related items and divestiture costs that management does not believe reflect the company’s fundamental operating performance.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions and divestitures, severance expense, and the cumulative tax impact of these adjustments. The company believes that the financial impact of excluding severance expense will be immaterial in the near future. It is excluded from certain GAAP financial measures as it has an unusually large impact on the company’s financial statements.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Forward-Looking Statements:

This release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2017, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Mo. UMB offers personal banking, commercial banking, healthcare services and institutional banking, which includes services to mutual funds and alternative-investment entities and registered investment advisors. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. For more information, visit UMB.com, UMB Financial.com, UMB Blog or follow us on Twitter at @UMBBank, UMB Facebook and UMB LinkedIn.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	March 31,
	2018	2017
Assets
Loans	$11,458,794	$10,757,236
Allowance for loan losses	(100,302)	(93,323)

Net loans	11,358,492	10,663,913

Loans held for sale	4,586	1,934
Investment securities:
Available for sale	6,139,346	6,551,593
Held to maturity	1,246,466	1,206,639
Trading securities	65,389	75,494
Other securities	67,408	67,910

Total investment securities	7,518,609	7,901,636

Federal funds and resell agreements	127,208	196,467
Interest-bearing due from banks	671,163	374,570
Cash and due from banks	279,838	373,671
Premises and equipment, net	272,632	282,398
Accrued income	97,632	97,035
Goodwill	180,867	180,867
Other intangibles, net	18,695	24,585
Other assets	458,182	424,495
Discontinued assets – goodwill and other intangibles, net	—	54,566

Total assets	$20,987,904	$20,576,137

Liabilities
Deposits:
Noninterest-bearing demand	$6,042,719	$6,202,246
Interest-bearing demand and savings	10,188,367	8,622,219
Time deposits under $250,000	553,692	594,967
Time deposits of $250,000 or more	433,487	475,752

Total deposits	17,218,265	15,895,184

Federal funds purchased and repurchase agreements	1,354,615	2,390,364
Long-term debt	78,687	76,104
Accrued expenses and taxes	129,753	142,987
Other liabilities	39,198	60,620

Total liabilities	18,820,518	18,565,259

Shareholders’ Equity
Common stock	55,057	55,057
Capital surplus	1,046,673	1,033,225
Retained earnings	1,393,485	1,174,587
Accumulated other comprehensive loss	(117,391)	(44,159)
Treasury stock	(210,438)	(207,832)

Total shareholders’ equity	2,167,386	2,010,878

Total liabilities and shareholders’ equity	$20,987,904	$20,576,137

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended
	March 31,
	2018	2017
Interest Income
Loans	$126,134	$106,560
Securities:
Taxable interest	19,780	19,190
Tax-exempt interest	18,703	17,183

Total securities income	38,483	36,373
Federal funds and resell agreements	1,038	919
Interest-bearing due from banks	1,580	551
Trading securities	430	287

Total interest income	167,665	144,690

Interest Expense
Deposits	13,835	5,966
Federal funds and repurchase agreements	4,732	3,469
Other	1,176	940

Total interest expense	19,743	10,375

Net interest income	147,922	134,315
Provision for loan losses	10,000	9,000

Net interest income after provision for loan losses	137,922	125,315

Noninterest Income
Trust and securities processing	44,002	42,541
Trading and investment banking	4,101	7,542
Service charges on deposits	21,905	22,075
Insurance fees and commissions	301	646
Brokerage fees	6,353	5,377
Bankcard fees	18,123	17,752
Gains on sale of securities available for sale, net	139	468
Other	10,601	6,516

Total noninterest income	105,525	102,917

Noninterest Expense
Salaries and employee benefits	107,968	103,652
Occupancy, net	10,953	10,968
Equipment	18,826	17,482
Supplies and services	3,760	4,094
Marketing and business development	5,034	4,141
Processing fees	11,161	9,199
Legal and consulting	3,844	5,050
Bankcard	4,626	4,903
Amortization of other intangible assets	1,562	2,046
Regulatory fees	2,905	3,833
Other	5,237	8,442

Total noninterest expense	175,876	173,810
Income before income taxes	67,571	54,422
Income tax provision	10,038	12,446

Income from continuing operations	$57,533	$41,976

Discontinued Operations
(Loss) income from discontinued operations	(917)	2,907
Income tax (benefit) expense	(170)	702

(Loss) income from discontinued operations	(747)	2,205

Net income	$56,786	$44,181

Per Share Data
Basic:
Income from continuing operations	$1.16	$0.85
(Loss) income from discontinued operations	(0.01)	0.05

Net income – basic	1.15	0.90
Diluted:
Income from continuing operations	1.15	0.84
(Loss) income from discontinued operations	(0.01)	0.05

Net income – diluted	1.14	0.89
Dividends	0.290	0.255

Weighted average shares outstanding	49,420,606	49,109,872
Weighted average shares outstanding – diluted	49,917,454	49,829,508

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended March 31,
	2018	2017
Net Income	$56,786	$44,181
Other comprehensive (loss) income, net of tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	(80,662)	22,271
Less: Reclassifications adjustment for gains included in net income	(139)	(468)

Change in unrealized gains and losses on debt securities during the period	(80,801)	21,803
Change in unrealized gains and losses on derivative hedges	2,202	246
Income tax benefit (expense)	19,782	(8,666)

Other comprehensive (loss) income before reclassifications	(58,817)	13,383
Amounts reclassified from accumulated other comprehensive income	(13,049)	—

Net current-period other comprehensive (loss) income	(71,866)	13,383

Comprehensive (loss) income	$(15,080)	$57,564

Consolidated Statements of Changes in Shareholders’ Equity				UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Loss	Stock	Total
Balance - January 1, 2017	$55,057	$1,033,419	$1,142,887	$(57,542)	$(211,437)	$1,962,384
Total comprehensive income	—	—	44,181	13,383	—	57,564
Cash dividends ($0.255 per share)	—	—	(12,481)	—	—	(12,481)
Purchase of treasury stock	—	—	—	—	(4,028)	(4,028)
Issuance of equity awards	—	(4,140)	—	—	4,611	471
Recognition of equity based compensation	—	2,861	—	—	—	2,861
Sale of treasury stock	—	150	—	—	117	267
Exercise of stock options	—	935	—	—	2,905	3,840

Balance – March 31, 2017	$55,057	$1,033,225	$1,174,587	$(44,159)	$(207,832)	$2,010,878

Balance - January 1, 2018	$55,057	$1,046,095	$1,338,110	$(45,525)	$(212,206)	$2,181,531
Total comprehensive loss	—	—	56,786	(71,866)	—	(15,080)
Reclassification of certain tax effects	—	—	12,917	—	—	12,917
Cash dividends ($0.290 per share)	—	—	(14,473)	—	—	(14,473)
Purchase of treasury stock	—	—	—	—	(5,951)	(5,951)
Issuance of equity awards	—	(2,959)	—	—	3,454	495
Recognition of equity based compensation	—	2,270	—	—	—	2,270
Sale of treasury stock	—	145	—	—	140	285
Exercise of stock options	—	1,122	—	—	4,125	5,247
Cumulative effect adjustments	—	—	145	—	—	145

Balance – March 31, 2018	$55,057	$1,046,673	$1,393,485	$(117,391)	$(210,438)	$2,167,386

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)	Three Months Ended March 31,
	2018		2017
	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate
Loans, net of unearned interest	$11,286,522	4.53%	$10,560,134	4.09%
Securities:
Taxable	3,868,977	2.07	4,198,795	1.85
Tax-exempt	3,635,573	2.64	3,487,456	3.07

Total securities	7,504,550	2.35	7,686,251	2.40
Federal funds and resell agreements	160,972	2.62	238,201	1.56
Interest-bearing due from banks	431,638	1.48	309,125	0.72
Trading securities	44,592	4.44	60,462	2.45

Total earning assets	19,428,274	3.61	18,854,173	3.31
Allowance for loan losses	(101,502)		(93,106)
Other assets	1,420,251		1,473,282

Total assets	$20,747,023		$20,234,349

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$10,707,850	0.52%	$9,644,005	0.25%
Federal funds and repurchase agreements	1,561,158	1.23	2,329,630	0.60
Borrowed funds	78,965	6.04	76,468	4.99

Total interest-bearing liabilities	12,347,973	0.65	12,050,103	0.35
Noninterest-bearing demand deposits	6,050,997		5,998,943
Other liabilities	188,456		202,248
Shareholders’ equity	2,159,597		1,983,055

Total liabilities and shareholders’ equity	$20,747,023		$20,234,349

Net interest spread		2.96%		2.96%
Net interest margin		3.19		3.09

Business Segment Information				UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended March 31, 2018
	Commercial Banking	Institutional Banking	Personal Banking	Healthcare Services	Total
Net interest income	$91,968	$15,744	$30,920	$9,290	$147,922
Provision for loan losses	7,978	350	1,672	—	10,000
Noninterest income	20,598	45,419	30,714	8,794	105,525
Noninterest expense	62,246	46,833	54,994	11,803	175,876

Income before taxes	42,342	13,980	4,968	6,281	67,571
Income tax expense	6,284	2,080	738	936	10,038

Income from continuing operations	$36,058	$11,900	$4,230	$5,345	$57,533

Average assets	$9,785,000	$3,826,000	$4,982,000	$2,154,000	$20,747,000

	Three Months Ended March 31, 2017
	Commercial Banking	Institutional Banking	Personal Banking	Healthcare Services	Total
Net interest income	$85,390	$11,582	$30,075	$7,268	$134,315
Provision for loan losses	6,820	469	1,711	—	9,000
Noninterest income	19,206	45,666	28,536	9,509	102,917
Noninterest expense	62,750	44,778	55,997	10,285	173,810

Income before taxes	35,026	12,001	903	6,492	54,422
Income tax expense	8,007	2,734	224	1,481	12,446

Income from continuing operations	$27,019	$9,267	$679	$5,011	$41,976

Average assets	$9,611,000	$3,466,000	$5,347,000	$1,810,000	$20,234,000

The company has strategically aligned its operations into the following four reportable segments: Commercial Banking, Institutional Banking, Personal Banking, and Healthcare Services. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. Previously, the company had the following two business segments: Bank and Asset Servicing. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at March 31, 2018.

Non-GAAP Financial Measures	UMB Financial Corporation
Net operating income non-GAAP reconciliations:
(unaudited, dollars in thousands, except per share data)
	Three Months Ended
	March 31,
	2018	2017
Income from continuing operations (GAAP)	$57,533	$41,976
Adjustments:
Acquisition and divestiture expenses	18	—
Severance expense	1,947	476
Tax-impact of adjustments (i)	(436)	(171)

Total Non-GAAP adjustments (net of tax)	1,529	305

Net operating income from continuing operations (Non-GAAP)	$59,062	$42,281

Earnings per share from continuing operations - diluted (GAAP)	$1.15	$0.84
Acquisition and divestiture expenses	—	—
Severance expense	0.04	0.01
Tax-impact of adjustments (i)	(0.01)	—

Operating earnings per share from continuing operations - diluted (Non-GAAP)	$1.18	$0.85

GAAP
Return on average assets	1.12%	0.84%
Return on average equity	10.80	8.58

Non-GAAP
Operating return on average assets	1.15%	0.85%
Operating return on average equity	11.09	8.65

Operating noninterest expense and operating efficiency ratio non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended
	March 31,
	2018	2017
Noninterest expense	$175,876	$173,810
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition and divestiture expenses	18	—
Severance expense	1,947	476

Total Non-GAAP adjustments (pre-tax)	1,965	476

Operating noninterest expense (Non-GAAP)	$173,911	$173,334

Noninterest expense	$175,876	$173,810
Less: Amortization of other intangibles	1,562	2,046

Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$174,314	$171,764

Operating noninterest expense	$173,911	$173,334
Less: Amortization of other intangibles	1,562	2,046

Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$172,349	$171,288

Net interest income	$147,922	$134,315
Noninterest income	105,525	102,917
Less: Gains on sales of securities available for sale, net	139	468

Total Non-GAAP Revenue (denominator A)	$253,308	$236,764

Efficiency ratio (numerator A/denominator A)	68.82%	72.55%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	68.04	72.35

(i)	Calculated using the company’s marginal tax rate of 22.2% for periods beginning after December 31, 2017 as a result of the Tax Cuts and Jobs Act. The prior period was calculated using the company’s marginal tax rate of 36.0%.